Exhibit 99

CONTACTS:
	Investors:	REGIS CORPORATION: Paul D. Finkelstein — Chairman & CEO Randy L. Pearce — Executive Vice President, CFO Kyle P. Didier — Vice President, Finance (952) 947-7000
For Immediate Release
	Media:	BERNS COMMUNICATIONS GROUP: Melissa Jaffin/Michael McMullan (212) 994-4660

REGIS MODIFIES FIRST QUARTER EPS GUIDANCE DUE TO HURRICANE IMPACT

     MINNEAPOLIS, September 22, 2004 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion hair care industry, today reported that the Company has lowered its first quarter earnings per share expectations to a range of $0.55 to $0.59 from the previous range of $0.59 to $0.62.

     “The recent hurricanes are not expected to significantly reduce total quarterly revenue; however, they will have an impact on salon level expenses,” commented Paul D. Finkelstein, chairman and chief executive officer. “Our first quarter earnings will be reduced due to our decision to support our employees during this period. Despite temporary salon closures, we continued to compensate employees in the affected areas during this time of need.”

     Mr. Finkelstein continued, “We are not modifying our earnings expectations for the remaining three quarters of our fiscal year and remain confident that we will achieve our long-term objective of low-to-mid teens earnings growth in fiscal year 2005. As a result of our modified first quarter earnings expectations, fiscal year 2005 earnings per share are now expected to be in the range of $2.51 to $2.59, an increase of 10 to 13 percent.”

     Regis Corporation will release September and first quarter revenue results, including same-store sales on October 7, 2004, before the market opens.

     Regis Corporation, a Fortune 1000 company, is the largest owner, operator and franchisor of hair and retail product salons and beauty schools in the world. As of June 30, 2004, the Company owned or franchised 10,162 salons and beauty schools operating under concepts such as Supercuts, Jean Louis David, Vidal Sassoon, Regis Salons, MasterCuts, Trade Secret, SmartStyle and Cost Cutters. These salons are located in the United States and in ten other countries throughout North America and Europe.

     Regis Corporation is headquartered in Minneapolis, Minnesota. The Company’s common stock is traded on the New York Stock Exchange under the symbol RGS. For additional information about the Company, including a reconciliation of non-GAAP financial information and current financial outlook, please visit the Investor Information section of the corporate website at www.regiscorp.com.

     This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally, and price sensitivity; changes in economic condition; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify and acquire salons that support its growth objectives; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and included in Form S-3 Registration Statement filed with the Securities and Exchange Commission on June 4, 2004. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

# # #